Exhibit 99.1

COMVERSE
 TECHNOLOGY
                                                       CONTACT:
                                                       Paul D. Baker
                                                       Comverse Technology, Inc.
                                                       One Huntington Quadrangle
                                                       Melville, NY  11747
                                                       (516) 677-7226


                        COMVERSE COMPLETES ACQUISITION OF
                     VOIP APPLICATION LEADER NETCENTREX S.A.

NEW YORK, NY, MAY 23, 2006 - Comverse Technology, Inc. (NASDAQ: CMVT), today announced that its subsidiary, Comverse Ltd., completed its acquisition of privately-held Netcentrex S.A., for approximately $159 million in cash, subject to certain post-closing adjustments and a contingent earnout of up to $16 million based upon achievement of certain financial targets by the Netcentrex business.

The combination of Netcentrex, a leader in network-based software enabling IP-based voice-video-data ("triple-play") and FMC (fixed-mobile convergence) solutions, with Comverse's portfolio of value-added services and billing solutions, is expected to benefit operators deploying services in the VoIP (Voice-over-Internet Protocol) and IMS (IP Multimedia Subsystem) domains.

Raz Alon, interim Chief Executive Officer of Comverse Technology, said, "The acquisition of Netcentrex is yet another example of our strategy to augment the strong product portfolio and market presence of our business units with talented people and leading technologies focused on emerging growth opportunities. We believe this combination opens new avenues of growth for Comverse, and strengthens its position as a leader in VoIP- and IMS-related solutions."

Zeev Bregman, Chief Executive Officer of Comverse, Inc., the company's network systems subsidiary, said, "Netcentrex complements our product portfolio, technology, and strategic direction. Netcentrex's leading telco-grade application server, rich IP Centrex, Class 5 and video services and proven market position (with over 3M live VoIP lines), together with Comverse Inc.'s telecom value-added services and billing leadership, create a synergetic, unique VoIP, FMC and IMS offering serving wireless, cable, fixed, MVNO and Internet-based communication service providers."

Olivier Hersent, Chairman and CTO of Netcentrex, said, "We are pleased to join the Comverse team. We believe the combination of Comverse and Netcentrex will benefit our customers, and will enable us to be a leading provider in the emerging IMS and FMC domains."

Netcentrex brings to Comverse, Inc. a broad suite of software-based converged voice-video-data-over-IP solutions, supporting the consumer and enterprise offerings of approximately 50 service providers, including AOL Germany, Comunitel (Tele2), Fastweb, France Telecom, Telefonica Deutschland GmbH and Tiscali.

For the year ended December 31, 2005, Paris-based Netcentrex generated revenues of approximately $50 million.

COMVERSE COMPLETES ACQUISITION OF VOIP APPLICATION LEADER NETCENTREX S.A.
MAY 2006
PAGE 2


The acquisition is projected to be neutral to the company's fiscal 2006 (year ending January 31, 2007) pro forma net income. Pro forma net income excludes the impact of, among other items, purchase accounting adjustments related to the write-down of deferred revenue, amortization of intangibles, and other acquisition-related costs.

ABOUT COMVERSE TECHNOLOGY, INC.

Comverse Technology, Inc. (NASDAQ: CMVT), through its Comverse, Inc. subsidiary, is the world's leading provider of software and systems enabling network-based multimedia enhanced communication and billing services. The company's Total Communication portfolio includes value-added messaging, personalized data and content-based services, and real-time converged billing solutions. Over 450 communication and content service providers in more than 120 countries use Comverse products to generate revenues, strengthen customer loyalty and improve operational efficiency. Other Comverse Technology subsidiaries include: Verint Systems (NASDAQ: VRNT), a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence; and Ulticom (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireline, wireless and Internet communications. Comverse Technology is an S&P 500 and NASDAQ-100 Index company.

For additional information, visit the Comverse website at www.comverse.com or the Comverse Technology website at www.cmvt.com

All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).


Note: This release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the review of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file reports with the Securities and Exchange Commission; risks associated with the Company's inability to meet NASDAQ requirements for continued listing, including possible delisting; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with integrating the businesses and employees of the GSS division of CSG Systems, International and Netcentrex S.A.; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory

COMVERSE COMPLETES ACQUISITION OF VOIP APPLICATION LEADER NETCENTREX S.A.
MAY 2006
PAGE 3


environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



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